UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

CHINA HEALTH INDUSTRIES HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-51060	86-0827216
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2099 Yingbinbei Road, Xiangzhou District
Zhuhai City, Guangdong Province
People’s Republic of China, 519001
(Address of principal executive offices) (Zip Code)

86-451-88100688
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2024, China Health Industries Holdings, Inc., a company incorporated under the laws of the state of Delaware (the “Company”), through one of its wholly-owned subsidiaries, China Health Industries Holdings Limited (“China Health HK”), set up a 100% owned subsidiary, Zhuhai Hankang Biology Science and Technology Co., Ltd. (“Hankang”), with its primary business being manufacturing and distributing medicine, cosmetics and health food. On July 5, 2024, Harbin Humankind Biology Technology Co., Limited. (“Humankind”), a wholly-owned subsidiary of China Health HK, transferred 100% equity interests of Heilongjiang HempCan Pharmaceuticals Co., Ltd. (“HempCan”) to Hankang.

On July 8, 2024, China Health HK entered into certain stock transfer agreements (collectively, the “Agreements”) with Mr. Xin Sun and Ms. Liyuan Sun (collectively, the “Buyers”). Pursuant to the Agreements, China Health HK agreed to transfer to Mr. Xin Sun 99% and Ms. Liyuan Sun 1% of the equity interests of Harbin Humankind Biology Technology Co., Limited. (“Humankind”), for a consideration of USD 594,000 and USD 6,000 respectively, totaling USD 600,000 (collectively, the “Purchase Prices”). Mr. Xin Sun will pay the consideration of USD 594,000 by the way of transferring his common stock of China Health Industries Holdings, Inc. (Ticker: CHHE) to China Health HK. Each share of CHHE common stock is valued at USD 1.00 ($ 1.00) and Mr. Xin Sun shall transfer 594,000 shares of CHHE common stock (“Consideration Shares”) to China Health HK in total. Ms. Liyuan Sun will pay the consideration of USD 6,000 by cash. Mr. Xin Sun is the Chairman, sole director and sole executive officer of China Health Industries Holdings, Inc. and Ms. Liyuan Sun is Mr. Xin Sun’s younger sister. After the completion of the stock transfer, the Buyers will have the shareholder’s rights and fulfill the shareholder’s obligations.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 8, 2024, China Health Industries Holdings Limited (“China Health HK”), a wholly owned subsidiary of China Health Industries Holdings, Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, entered into certain stock transfer agreements (collectively, the “Agreements”) with Mr. Xin Sun and Ms. Liyuan Sun (collectively, the “Buyers”), the description of the transaction contemplated by such Agreements (the “Disposition”) was previously disclosed Item 1.01 to this Report.

On July 11, 2024, the Company closed the Disposition. The transfer of the equity interests of Harbin Humankind Biology Technology Co., Limited. (“Humankind”) from the China Health HK to the Buyers and the changes of business registration have been completed.

The English translation of the Agreements are filed herein as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1*	English Translation of the Stock Transfer Agreement by and between the China Health Industries Holdings Limited and Xin Sun
10.2*	English Translation of the Stock Transfer Agreement by and between the China Health Industries Holdings Limited and Liyuan Sun
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of the exhibit, including certain private and confidential information has been omitted pursuant to Item 601(a)(6) and Item 601(b)(10)(iv) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

Date: July 17, 2024	By:	/s/ Xin Sun
	Name:	Xin Sun
	Title:	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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